Exhibit 1.1





                  PASS-THROUGH REPACKAGED TRUST CERTIFICATES

                            SERIES 200[ ]-[ ] TRUST

                            UNDERWRITING AGREEMENT

                                                                        [Date]


Credit Suisse First Boston LLC
11 Madison Avenue
New York, NY 10010

Ladies and Gentlemen:

     Credit Asset Repackaging Depositor LLC (the "Depositor"), a Delaware limited liability company, proposes to form a trust (the "Trust"), which will issue and sell a series (a "Series") of its Pass-Through Repackaged Trust Certificates registered under the registration statement referred to in
Section 1(a) hereof (the "Certificates"). The assets of the Trust (the
"Deposited Assets") will consist of [(i)] $[    ] aggregate principal amount of
[ ]% [ ] (the Underlying Securities") issued by [     ] [and (ii) the rights of
the Trust under that certain ISDA Master Agreement dated as of [     ], between
the Trustee and [ ], together with the Schedule thereto and the Confirmation thereunder (the "Swap Agreement")]. The Certificates will evidence a proportionate undivided beneficial ownership interest in certain distributions of the Trust. The Certificates will be issued by the Trust, pursuant to a
Standard Terms for Trust Agreements, dated as of [    ], 200[] between the
Depositor and U.S. Bank National Association, as trustee (the "Trustee"), as
supplemented by a Series Supplement, dated as of [    ], 200[] (the "Series
Supplement" and, together with the Standard Terms, the "Trust Agreement"). Credit Suisse First Boston LLC ("CSFB LLC"), as representative for the underwriters of the Certificates set forth on Schedule A hereto (each an "Underwriter" and collectively, the "Underwriters") pursuant to this agreement (the "Underwriting Agreement" or this "Agreement") is purchasing the Certificates on behalf of such Underwriters as set forth next to their respective names at the prices set forth on Schedule A hereto, except that the amount purchased by each Underwriter may change in accordance with Section 10 of this Underwriting Agreement.

     Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Trust Agreement. This Underwriting Agreement, [the Swap Agreement] and the Trust Agreement are referred to together herein as the "Operative Agreements".

     SECTION 1. Representations and Warranties of the Depositor. The Depositor represents and warrants to, and agrees with each of you that:

          (a) The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement (including a prospectus) on Form S-3 (No. 333-121295) for the registration under the Securities Act of 1933, as amended (the "Act"), of pass-through trust certificates issuable in series. Such registration statement has been declared effective by the Commission under the Act. Such registration statement, including exhibits thereto and any information incorporated therein by reference, as amended to the date of this Agreement, is hereinafter called the "Registration Statement," and such prospectus, in the form in which it was last filed with the Commission, as supplemented by a prospectus supplement relating to the Certificates to be filed pursuant to Rule 424 under the Act (such prospectus supplement in the form first filed after the date hereof pursuant to Rule 424 hereinafter called the "Prospectus Supplement"), and any information incorporated therein by reference, is hereinafter collectively referred to as the "Prospectus."

          (b) The Registration Statement, at the time it became effective (the "Effective Date"), and the prospectus contained therein, and any amendments thereof and supplements thereto filed prior to the date hereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; and on the date of this Agreement and on the Closing Date (as hereinafter defined), the Registration Statement and the Prospectus, and any amendments thereof and supplements thereto, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder. The Registration Statement, at the time it became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of the date the Registration Statement became effective, as of its date and as of the Closing Date, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Depositor makes no representations or warranties as to the Underwriter Information (as such term is defined in Section 7(b)).

          (c) The Trust Agreement and the Certificates will conform to the description thereof contained in the Prospectus and, when validly executed, authenticated, issued and delivered in accordance with the Trust Agreement, the Certificates will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

          (d) The Depositor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with all power and authority necessary to own or hold its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Operative Agreements.

          (e) The Trust Agreement with respect to the Certificates, when executed and delivered as contemplated hereby and thereby and assuming the due authorization, execution and the delivery thereof by the other parties thereto, will have been, duly authorized, executed and delivered by the Depositor and will constitute a valid and binding instrument enforceable against the Depositor in accordance with its terms, subject as to enforceability to (i) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (iii) with respect to rights of indemnity under the Trust Agreement, limitations of public policy under applicable securities laws.

          (f) This Agreement has been duly authorized, executed and delivered by the Depositor.

          (g) Neither the issuance or sale of the Certificates nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof, will conflict with or violate any term or provision of the certificate of formation or limited liability agreement of the Depositor or any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor, and will not conflict with, result in a breach or violation or the acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound.

          (h) At the time of execution and delivery of the Trust Agreement, the Depositor will: (i) be the sole beneficial owner of the Underlying Securities being transferred to the Trustee pursuant thereto, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens") other than the Call Warrants; (ii) not have assigned to any Person any of its right or title in the Underlying Securities (other than pursuant to the Call Warrants), in the Trust Agreement or in the Certificates being issued; and (iii) have the power and authority to sell its interest in the Underlying Securities (subject to the Call Warrants) to the Trust and to sell the Certificates to the Underwriters. Upon execution and delivery of the Trust Agreement by the Trustee, the Trust will have acquired beneficial ownership of all of the Depositor's right, title and interest in and to the Underlying Securities. Upon delivery to the Underwriters of the Certificates, the Underwriters will have good title to the Certificates, free and clear of any Liens.

          (i) As of the Closing Date, the Underlying Securities, subject to the Call Warrants, included in the related Trust will meet the eligibility criteria described in the Prospectus and will conform in all material respects to the descriptions thereof contained in the Prospectus.

          (j) Neither the Depositor nor the Trust created by the Trust Agreement is an "investment company" within the meaning of such term under the Investment Company Act of 1940 (the "1940 Act") and the Rules and Regulations of the Commission thereunder.

          (k) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Operative Agreements and the Certificates have been paid or will be paid at or prior to the Closing Date.

          (l) At the Closing Date, each of the representations and warranties of the Depositor set forth in the Trust Agreement will be true and correct in all material respects.


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


     SECTION 2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Depositor agrees to sell to the Underwriters, and the Underwriters severally agree (except as provided in Section 10) to purchase from the Depositor, the aggregate principal amount of the Certificates at the purchase price or prices set forth next to their respective names in Schedule A hereto, except that the amount purchased by each Underwriter may change in accordance with Section 10 of this Underwriting Agreement.

     SECTION 3. Delivery and Payment. Delivery of and payment for the Certificates to be purchased by the Underwriters shall be made at the offices of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019 or at such other place as shall be agreed upon by the Underwriters and the Depositor at 10:00 a.m., New York time on [ ], 200[], or at such other time or date as shall be agreed upon in writing by the Underwriters and the Depositor (such date being referred to as the "Closing Date"). Payment shall be made to the Depositor by wire transfer of same day funds payable to the account of the Depositor. Delivery of the Certificates shall be made to the Underwriters for the accounts of the Underwriters against payment of the purchase price thereof. The Certificates shall be in such authorized denominations and registered in such names as the Underwriters may request in writing at least two business days prior to the Closing Date. The Certificates will be made available for examination by the Underwriters no later than 2:00 p.m. New York City time on the first business day prior to the Closing Date.

     SECTION 4. Offering by the Underwriters. It is understood that, subject to the terms and conditions hereof, the Underwriters propose to offer the Certificates for sale to the public as set forth in the Prospectus.

     SECTION 5. Agreements. The Depositor agrees with the Underwriters as follows:

          (a) The Depositor will cause the Prospectus as supplemented by a Prospectus Supplement relating to the Certificates to be filed pursuant to Rule 424 under the Act and will promptly advise the Underwriters when the Prospectus as so supplemented has been so filed, and prior to the termination of the offering of Certificates to which such Prospectus relates also will promptly advise the Underwriters (i) when any amendment to the Registration Statement specifically relating to the Certificates shall have become effective or any further supplement to the Prospectus has been filed, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Depositor of any written notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. During such time that the Prospectus is required by the Act to be delivered in connection with sale of the Certificates, the Depositor will not file any amendment of the Registration Statement or supplement to the Prospectus (other than any amendment or supplement specifically relating to a series of pass-through certificates other than the Certificates) unless the Depositor has furnished the Underwriters with a copy for its review prior to filing. The Depositor will use its best efforts to prevent the



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

     issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus to comply with the Act or the rules thereunder, the Depositor promptly will prepare and file with the Commission, subject to paragraph (a) of this Section 5, an amendment or supplement to the Prospectus which will correct such statement or omission or an amendment which will effect such compliance.

          (c) The Depositor will furnish to the Underwriters and counsel for the Underwriters, without charge, as many signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriters or dealers may be required by the Act, as many copies of the Prospectus and any supplements thereto as the Underwriters may reasonably request.

          (d) The Depositor will use its best efforts to furnish such information, execute such instruments and take such actions as may be reasonably requested by the Underwriters to qualify the Certificates for sale under the laws of such jurisdictions as the Underwriters may designate, to maintain such qualifications in effect so long as required for the distribution of the Certificates; provided, that the Depositor shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is not now subject to such service of process.

          (e) Whether or not the transactions contemplated hereby shall be consummated, the Depositor shall be responsible for the payment of any costs and expenses in connection with the performance of its obligations under this Agreement, including, without limitation, those related to (i) the costs and expenses of printing or otherwise reproducing the Registration Statement and the Prospectus, the Operative Agreements and the Certificates, (ii) the cost of delivering the Certificates to the offices of the Underwriters, insured to the satisfaction of the Underwriters, and (iii) the qualification of the Certificates under securities and blue sky laws, including filing fees, and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any blue sky survey.

     SECTION 6. Conditions to the Underwriters' Obligations. The obligations of each Underwriter to purchase the Certificates pursuant to this Underwriting Agreement are subject to: (i) the accuracy on and as of the Closing Date of the representations and warranties on the part of the Depositor herein contained; (ii) the performance by the Depositor of all of its obligations hereunder; and (iii) the following conditions as of the Closing Date:




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

          (a) The Depositor shall have furnished to the Underwriter a certificate of the Depositor, signed by the President, Senior Vice President or any Vice President, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement and the Prospectus and that:

               (i) The representations and warranties of the Depositor in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Depositor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to his knowledge, threatened; and

               (iii) Nothing has come to his attention that would lead him to believe that the Registration Statement, as of the Closing Date, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the Closing Date, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Sidley Austin Brown & Wood LLP, counsel to the Depositor, shall have furnished to the Underwriters their written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters.

          (c) Dorsey & Whitney LLP, counsel to the Trustee, shall have furnished to the Underwriters their written opinion, addressed to the Underwriters and dated as of the Closing Date, in form and substance satisfactory to the Underwriters.

          (d) The Depositor's Certificates will have been rated at least "[ ]" by Moody's Investors Service, Inc. ("Moody's") and "[ ]" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P" and together with Moody's, the "Rating Agencies").

          (e) Subsequent to the date hereof, there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Depositor, which the Underwriters conclude in their reasonable judgment materially impairs the investment quality of the Certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Certificates ass contemplated by the Prospectus.

     If any condition specified in this Section 6 shall not have been fulfilled in all material respects when and as required to be fulfilled, this Underwriting Agreement and all obligations of the Underwriters hereunder may be terminated by the Underwriters by written notice to the




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

Depositor at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 5(e).

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Underwriting Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

     SECTION 7. Indemnification and Contribution. (a) The Depositor will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, and will reimburse such Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter and each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any such documents based upon any information with respect to which the Underwriters have agreed to indemnify the Depositor pursuant to Section 7(b). This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

     (b) Each of the Underwriters will indemnify and hold harmless the Depositor, each of its managers, each of its officers who have signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of the Act against any losses, claims, damages or liabilities to which the Depositor or any such manager, officer or controlling person may become subject, under the Act or otherwise, and will reimburse any legal or other expenses reasonably incurred by the Depositor or any such manager, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Depositor by the Underwriters specifically for use therein. This indemnity agreement will be in addition to any liability that each Underwriter may otherwise have. The Depositor acknowledges that the statements relating to the Underwriter set forth under the heading "Method of Distribution" in the Prospectus Supplement (the "Underwriter Information") constitutes the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Prospectus, and each underwriter confirms that such statements are correct.



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

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than in this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may, jointly with any other indemnifying party similarly notified, elect to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with defense thereof other than reasonable costs of investigation.

     (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Depositor, on the one hand, and the related Underwriter, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Depositor and such Underwriters in such proportions that such Underwriter is responsible for that portion represented by the percentage that the underwriting discount or discounts earned on the Certificates bears to the total net proceeds of the offering and the Depositor shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and, further, provided however, in no case shall such Underwriter be responsible for any amount in excess of the related aggregate underwriting discounts.

     For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter and each manager of the Depositor, each officer of the Depositor who signed the Registration Statement, and each person, if any, who controls the Depositor within the meaning of Section 15 of the Act shall have the same rights to contribution as the Depositor.

     SECTION 8. Termination. This Agreement shall be subject to termination in the reasonable discretion of the Underwriters, by notice given to the Depositor prior to delivery of and payment for the Certificates, if prior to such time (i) there has been, since the date hereof, any material adverse change in the condition, financial or otherwise, of the Depositor, whether or not arising in the ordinary course of business, or (ii) there has been, since the date hereof, any material adverse change in the condition, financial or otherwise, of the Trustee, whether or not arising in the ordinary course of business, or (iii) there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other national or international calamity or crisis, or (iv) the occurrence of any terrorist act in the United States or any other calamity (including any natural calamity, such as an earthquake) or crisis or any change in financial, political or economic condition in the United States or elsewhere, if the effect of any


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

such event specified in clause (iii) or (iv), is such as to make it, in the reasonable judgment of the Underwriters, impracticable to market the Certificates or enforce contracts for the sale of the Certificates; or (v) trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or banking moratorium has been declared by either Federal or New York authorities.

     SECTION 9. Representations, Warranties and Agreements to Survive Delivery. The agreements, representations, warranties, indemnities and other statements of the Depositor or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Depositor or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Certificates. The provisions of Section 7 hereof shall survive the termination or cancellation of this Agreement.

     SECTION 10. Default by One of the Underwriters. If one of the Underwriters participating in the public offering of the Certificates shall fail at the Closing Date to purchase the Certificates which it is obligated to purchase hereunder (the "Defaulted Certificates"), then the non-defaulting Underwriter shall have the right, within 24 hours thereafter, to purchase all, but not less than all, of the Defaulted Certificates in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the non-defaulting Underwriter has not completed such arrangements within such 24-hour period, then:

          (a) if the aggregate principal amount of Defaulted Certificates does not exceed 10% of the aggregate principal amount of the Certificates to be purchased pursuant to this Underwriting Agreement, the non-defaulting Underwriter shall be obligated to purchase the full amount thereof, or

          (b) if the aggregate principal amount of Defaulted Certificates exceeds 10% of the aggregate principal amount of the Certificates to be purchased pursuant to this Underwriting Agreement, this Underwriting Agreement shall terminate, without any liability on the part of the non-defaulting Underwriter.

         No action taken pursuant to this Section 10 shall relieve a defaulting Underwriter from the liability with respect to any default of such Underwriter under this Underwriting Agreement.

     In the event of a default by any Underwriter as set forth in this Section 10, the non-defaulting Underwriter and the Depositor shall have the right to postpone the Closing Date for a period not exceeding five Business Days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

     SECTION 11. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to Credit Suisse First Boston LLC, shall be delivered or sent by mail, telex or facsimile transmission to Credit Suisse First Boston
     LLC, 11 Madison Avenue, New York, New York 10010 Attention: [   ] (Fax:
     212-      ).



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

          (b) if to the Depositor, shall be delivered or sent by mail, telex or facsimile transmission to care of CSFB Asset Repackaging Depositor LLC, 11 Madison Avenue, New York, New York 10010, Attention: [ ] (Fax:
     212- )].

     SECTION 12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

     SECTION 13. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 14. Miscellaneous. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof. This Agreement or any term hereof may not be changed, waived, discharged or terminated except by an affirmative written agreement made by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     SECTION 15. If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Depositor and the Underwriters.





                                 *     *     *


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


     If the foregoing correctly sets forth the agreement between the Depositor and the Underwriters, please indicate your acceptance in the space provided for the purpose below.


                                      Very truly yours,

                                      CSFB ASSET REPACKAGING DEPOSITOR LLC

                                      By:  __________________________________
                                           Name:
                                           Title:





CONFIRMED AND ACCEPTED, as
of the date first above written:
CREDIT SUISSE FIRST BOSTON LLC,
      as representative of the Underwriters




By:  ________________________________
     Name:
     Title:

                                  SCHEDULE A
                                  ----------


                                           Class [   ] Certificates

Underwriter                       Original Principal Balance      Purchase Price
-----------

Credit Suisse First Boston LLC

[Other Underwriter]





                                      A-1